UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): December 18, 2018

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2014 Employee Stock Purchase Plan
At our 2018 Annual Meeting of Stockholders held on December 18, 2018 (the "2018 Annual Meeting"), our stockholders approved the amendment and restatement of the IZEA Worldwide, Inc. 2014 Employee Stock Purchase Plan (the "ESPP"). A description of the terms and conditions of the ESPP is set forth under “Proposal 2. Approval of the Amended and Restated 2014 Employee Stock Purchase Plan” on pages 10-14 of our definitive proxy statement for the 2018 Annual Meeting filed with the Securities and Exchange Commission on November 1, 2018 (the "Proxy Statement"), which description is incorporated herein by reference. This description is qualified in its entirety by the text of the ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
2011 Equity Incentive Plan
At our 2018 Annual Meeting, our stockholders approved the amendment and restatement of the IZEA Worldwide, Inc. 2011 Equity Incentive Plan (the "Plan"). A description of the terms and conditions of the Plan is set forth under “Proposal 3. Approval of the Amendment and Restatement of IZEA’s 2011 Equity Incentive Plan” on pages 15-18 of the Proxy Statement, which description is incorporated herein by reference. This description is qualified in its entirety by the text of the Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At our 2018 Annual Meeting, holders of common stock were asked to consider and vote upon the:

1.	election of eight directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	approval of an amendment and restatement of IZEA's 2014 Employee Stock Purchase Plan;

3.	approval of an amendment and restatement of IZEA's 2011 Equity Incentive Plan;

4.	approval, on a non-binding advisory basis, of compensation paid to IZEA’s named executive officers;

5.	approval of the issuance of common stock in connection with the TapInfluence, Inc. acquisition in accordance with the Marketplace Rules of NASDAQ; and

6.	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

A total of 8,172,056 shares of common stock were present in person or by proxy at the meeting, representing 67.68% of the voting power entitled to vote at the meeting. Each share of common stock was entitled to one vote with respect to each matter submitted to a vote at the meeting, and the voting results reported below are final.

PROPOSAL 1
Stockholders voted with respect to election of each of the nominees for director identified in the proxy statement as follows:

Nominee	For	Withheld
Edward H. (Ted) Murphy	3,042,515	126,768
Ryan S. Schram	3,056,050	113,233
Brian W. Brady	3,059,127	110,156
John H. Caron	3,059,601	109,682
Lindsay A. Gardner	3,053,499	115,784
Jill M. Golder	3,053,994	115,289
Daniel R. Rua	3,058,039	111,244
Patrick J. Venetucci	3,057,101	112,182

As a result of this vote, each of Mr. Murphy, Mr. Schram, Mr. Brady, Mr. Caron, Mr. Gardner, Ms. Golder, Mr. Rua, and Mr. Venetucci was elected as a director to serve until the 2019 annual meeting of stockholders and until his or her successor is duly elected and qualified.

PROPOSAL 2
Stockholders voted to approve the amendment and restatement of IZEA's 2014 Employee Stock Purchase Plan as follows:

For	Against	Abstained	Broker Non-Votes
2,559,524	478,248	131,511	5,002,773

PROPOSAL 3
Stockholders voted to approve the amendment and restatement of IZEA's 2011 Equity Incentive Plan as follows:

For	Against	Abstained	Broker Non-Votes
2,516,511	512,268	140,504	5,002,773

PROPOSAL 4
Stockholders voted, on an advisory basis, with respect to compensation paid to our named executive officers as described in the executive compensation tables set forth in the Proxy Statement for the Meeting as follows:

For	Against	Abstained	Broker Non-Votes
2,408,599	621,892	138,792	5,002,773

PROPOSAL 5
Stockholders voted to approve the issuance of common stock in connection with our acquisition of TapInfluence in accordance with the Marketplace Rules of the NASDAQ Stock Market as follows:

For	Against	Abstained	Broker Non-Votes
2,776,009	321,848	71,426	5,002,773

PROPOSAL 6
Stockholders voted to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 as follows:

For	Against	Abstained
7,873,522	94,296	204,238

Item 7.01. Regulation FD Disclosure.
On December 20, 2018 we announced the election of Patrick Venetucci as a director at the 2018 Annual Meeting. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	2014 Employee Stock Purchase Plan, as Amended and Restated
10.2	2011 Equity Incentive Plan, as Amended and Restated
99.1	Press Release issued by IZEA Worldwide, Inc. on December 20, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: December 20, 2018	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer